  Exhibit 99.1

Rekor Systems Appoints Steve Croxton to Board of Directors

COLUMBIA, MD / ACCESSWIRE / June 20, 2019 / Rekor Systems, Inc. (NASDAQ: REKR) ("Rekor"), a leading provider of innovative vehicle recognition systems, announced today it has appointed Steven D. Croxton to its Board of Directors, effective June 19, 2019.

Croxton currently serves as Managing Director and Head of Investment Banking for Rice, Voelker, LLC and has more than 32 years of experience in investment and commercial banking. During his career, Steve has been involved in financing and advisory transactions totaling more than $35 billion for a variety of public and private corporations. He previously served on the Board of Directors of Peninsula Gaming Partners, LLC, and has held leadership roles with responsibilities related to investment, corporate, and international banking. Steve earned a B.S. in Finance from Louisiana State University, and a Master of International Management from the American Graduate School of International Management (now Thunderbird School of Global Management), and holds FINRA Series 7, 24, 63, and 79 licenses.

"We are excited to welcome a talented executive like Steve to our Board of Directors. Steve has worked with public companies for more than three decades, advising them through financing and transactions that spur growth," said Robert A. Berman, President and CEO, Rekor. "Steve's unmatched experience within the investment banking space, more particularly his understanding of today's capital markets, will be of tremendous benefit to Rekor as we continue to grow our business and maintain demand from our customers utilizing more than a dozen solutions of both software and hardware as we enter new markets. We look forward to his immediate impact on the Board."

"I'm honored for the opportunity to join Rekor's Board of Directors during such an exciting time for the company. With an industry-leading technology, a deep business pipeline of potential customers, and Rekor's unique recurring revenue model the company is well-positioned to achieve significant growth as it continues its penetration of the vehicle recognition systems market and related sectors," said Croxton. "I look forward to working with my fellow Directors to lend my expertise within the capital markets."

About Rekor Systems, Inc.

Rekor Systems, Inc., a Nasdaq-listed (REKR) Delaware company, is the parent of Maryland-based Rekor Recognition Systems, Inc. Our smarter, faster, cost-competitive solutions are disrupting major industries in over 60 countries across the globe, including security and surveillance, public safety, electronic toll collection, brand loyalty, parking operations, banking and insurance, logistics, and traffic management. We use the power of artificial intelligence to analyze video streams images and transform them into extract actionable information for our clients. Our machine learning enabled software can turn most IP cameras into highly accurate and affordable vehicle recognition devices. Rekor provides advanced vehicle recognition systems, powered by its innovative OpenALPR software, which dramatically improves the accuracy of license plate reads and can also identify the make, model and color of vehicles. Rekor's solutions include mobile and fixed license plate readers, "Move Over" law enforcement, school bus stop-arm enforcement, and red light and speed enforcement, parking enforcement and citation management. Rekor's solutions help to protect lives, increase brand loyalty, and manage complex supply chain logistics. Our systems can dramatically reduce the cost of collecting tolls on major highways or manage congestion in the bumper-to-bumper traffic of large cities, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more please visit our website: https://rekorsystems.com.

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size of the market for global ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

CONTACT:

Media Contact:

Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

Investor Contact:

Charles Degliomini
Rekor Systems, Inc.
ir@rekorsystems.com

SOURCE: Rekor Systems, Inc.